UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 27 , 2007

Infe - Human Resources, Inc.

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(Exact name of registrant as specified in its chapter)

NEVADA

000-27347

     58-2534003

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(State or other jurisdiction of incorporation)

(Commission File Number)

 (IRS Employer Identification No.)

67 Wall Street, 22nd Floor, New York, NY  10005-3198

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(Address of principal executive offices)                                                      (Zip Code)

Registrant's telephone number, including area code: (212) 859-3466

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 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:  Entry into a Material Definitive Agreement

On April 27, 2007, Infe-Human Resources, Inc., (“Infe”) purchased all of the issued and outstanding capital stock of Gilsor Technology Holdings, Inc. from its three shareholders, Jay O. Wright, Lloyd Glick and A. David Silver.  The Agreement provides the issuance of a total of 150,000 shares of restricted common stock of Infe to the Gilsor shareholders.  Moreover, Infe issued Warrants for the issuance of an aggregate of 4,000,000 shares to the three shareholders subject to a tiered vesting period.

The first 2,000,000 of the warrants are exercisable at $.0001 per share and vest on a dollar for dollar basis based on the cumulative gross profit of all Gilsor originated acquisitions (provided such acquisition was signed on or before October 15, 2008 and closed on or before January 15, 2009) for the 12 month periods immediately preceding acquisition by Infe.  An acquisition shall count as a “Gilsor originated acquisition” if it is sourced by any of the former shareholders of Gilsor Technology Holdings, Inc.

The second 2,000,000 of the warrants are exercisable at 50% of the closing stock price of Infe on the day before exercise and vest on the same schedule and criteria as the first 2,000,000.

In addition, all shares issued to the Gilsor shareholders, as well as the warrant shares, are subject to a one year lock-up agreement.  Moreover, each of the Gilsor shareholders executed an Irrevocable Proxy accompanied by an interest, appointing Arthur Viola, Infe’s Chief Executive Officer, as each of their proxy for all voting matters, for a period of five years.

The Stock Purchase Agreement provides the immediate appointment of Lloyd Glick as the Chief Operating Officer for Infe.  Infe and Glick agreed to formalize an employment agreement and execute same within thirty (30) days.

Moreover, Infe entered into a Consulting Agreement with Bayberry Capital, Inc., a personal service corporation owned by Jay Wright.  In accordance with the Consulting Agreement, Mr. Wright shall provide financial advisory and consulting services for a cash fee and warrants the payment of both of which is dependent on revenue earned by Infe as a result of Gilsor introduced acquisitions.

Other than the subject Agreements, there is no previous relationship between Infe or its affiliates and Gilsor or any of its shareholders.

Gilsor is a consulting company that arranges mergers and acquisitions in the employee staffing industry.

Item 2.01:  Completion of Acquisition or Disposition of Assets.

Infe reincorporates the disclosure in Item 1.01, herein.

Item 3.02: Unregistered Sales of Equity Securities.

Infe reincorporates the disclosure in Item 1.01, herein.  Infe relied upon the exemption under 4(2) of the Securities Exchange Act of 1933 for the issuance of both the 150,000 shares of common stock and warrants convertible into shares of common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 27, 2007, in conjunction with the acquisition of Gilsor Technology Holdings, Inc. by Infe, Lloyd Glick was appointed Chief Operating Officer of Infe.

Mr. Glick has been involved in various aspects of the computer consulting and staffing industry for over 30 years.  Most recently he has been CEO of Gilsor Technology which has been arranging mergers and acquisitions in the information technology staffing space.  Prior to this he was CEO of Global IT Holdings, Inc. an, IT staffing company.  He has been a partner in TerraNova Systems, Inc. an IT staffing company and a partner in Stat Staffing, Inc. a nurse staffing company.  Prior to this he held executive positions in IT consulting firms and was the CIO of a major retail firm for 10 years.   Mr. Glick holds a MS in operation research from NYU and a BS in Psychology an engineering science from CCNY.

Infe and Mr. Glick have agreed to prepare and execute a formal employment contract with thirty (30) days.  Mr. Glick shall receive a salary of the lesser of $180,000 or 25% of the last twelve months operating profit for entities acquired by IFHR as a direct result of the efforts of Mr. Glick.  In addition, upon Infe achieving $720,000 in quarterly operating profits for entities acquired by Infe as a direct result of his efforts, Mr. Glick shall be eligible for an annual bonus equal to 50% of his then current salary.  Mr. Glick shall be under the direction of Infe Board of Directors, and Arthur Viola, Chief Executive Officer.

Other than the transaction reported herein, Infe has not been involved with any other transactions with Glick.

Item 9.01.  Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired.

Any required financial statements shall be filed by amendment as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K was required to be filed.

(b)  Pro Forma Financial Information.

Any required pro forma financial information will be filed by amendment as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K was required to be filed.

(c)  Exhibits.

2.01

Stock Purchase Agreement dated April 27, 2007 between Infe-Human Resources, Inc., and Gilsor Technology Holdings, Inc.

4.01

Form of Warrant

4.02

Form of Warrant

4.03

Form of Warrant

4.04

Form of Lock-Up Agreement

4.05

Form of Irrevocable Proxy

10.01

Consulting Agreement with Bayberry Capital, Inc..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Infe-Human Resources of New York, Inc.

Date: May 1, 2007

By: /s/Art Viola

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Name:    Art Viola

Title:   Chief Executive Officer,

Sole Director and Principal

Financial Officer